SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 22, 2000
Marketing Specialists Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24667 (Commission file number)	04-3411833 (IRS employer identification no.)

17855 N. Dallas Parkway, Suite 200
Dallas, Texas 75287
(Address and zip code of principal executive offices)
Registrant's telephone number, including area code:
(972) 349-6200

___________________________________________

Merkert American Corporation
490 Turnpike Street
Canton, Massachusetts 02021
(Former name and address)

Item 5.     Other Events

          On November 22, 2000, the Registrant issued a press release announcing its third quarter financials, with total revenues for the third quarter of $99 million and total revenues for the nine months ending September 30, 2000 totaling approximately $312.2 million. The Registrant also announced that it has completed negotiations to amend certain provisions of its senior credit facility. A copy of this press release is filed as Exhibit  99.1 hereto.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

          (c)     Exhibits

                     The following Exhibits are filed herewith:

                    99.1   Press Release issued by the Registrant on November 22, 2000 announcing its third quarter financials, with total revenues for the third quarter of $99 million and total revenues for the nine months ending September 30, 2000 totaling approximately
                               $312.2 million. The Registrant also announced that it has
                               completed negotiations to amend certain provisions of its
                               senior credit facility.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETING SPECIALISTS CORPORATION
By: /s/ Terry Crump Executive Vice President and Chief Financial Officer

Date: November 29, 2000

EXHIBIT INDEX

Exhibit No.	Description
99.1*

Press Release issued by the Registrant on November 22, 2000 announcing its third quarter financials, with total revenues for the third quarter of $99 million and total revenues for the nine months ending September 30, 2000 totaling approximately $312.2 million. The Registrant also announced that it has completed negotiations to amend certain provisions of its senior credit facility.

* filed herewith